ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED SECOND QUARTER 2021 RESULTS,

JULY 2021 MONTHLY DIVIDEND AND

JUNE 30, 2021 RMBS PORTFOLIO CHARACTERISTICS

•         July 2021 Monthly Dividend of $0.065 Per Share of Common Stock

•         Estimated Book Value Per Share as of June 30, 2021 of $4.71

•         Estimated GAAP net loss of $0.17 per share for the quarter ended June 30, 2021, including an estimated $0.41 per share of net realized and unrealized losses on RMBS and derivative instruments

•         Estimated (0.7)% total return on equity for the quarter

•         Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm

•         RMBS Portfolio Characteristics as of June 30, 2021

•          Next Dividend Announcement Expected August 18, 2021

Vero Beach, Fla., July 14, 2021 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of July 2021. The dividend of $0.065 per share will be paid August 27, 2021 to holders of record of the Company’s common stock on July 30, 2021, with an ex-dividend date of July 29, 2021. The Company plans on announcing its next common stock dividend on August 18, 2021.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 14, 2021, the Company had 120,000,013 shares of common stock outstanding. As of June 30, 2021, the Company had 117,500,013 shares of common stock outstanding. As of March 31, 2021, the Company had 94,410,960 shares of common stock outstanding.

Estimated June 30, 2021 Book Value Per Share

The Company’s estimated book value per share as of June 30, 2021 was $4.71.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2021, the Company's preliminary estimated total stockholders' equity was approximately $553.8 million with 117,500,013 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Loss Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.17, which includes $0.41 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended June 30, 2021.  These amounts compare to total dividends declared during the quarter of $0.195 per share.  Net loss per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net loss. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended June 30, 2021 was (0.7)%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(0.035) per share, comprised of dividends per share of $0.195 and a decrease in book value per share of $0.23 from March 31, 2021.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2021 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended June 30, 2021, are subject to review by the Company’s independent registered public accounting firm.

•         RMBS Valuation Characteristics

•         RMBS Assets by Agency

  Investment Company Act of 1940 Whole Pool Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Jun 2021	Apr - Jun	Modeled	Modeled
					Net			Weighted	CPR	2021 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jul)	in Jul)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
15yr 2.5	$231,274	$244,657	5.24%	$105.79	2.50%	2.87%	6	170	8.1%	5.3%	$3,840	$(4,584)
15yr 4.0	595	649	0.01%	109.07	4.00%	4.50%	38	118	8.8%	8.4%	7	(8)
15yr Total	231,869	245,306	5.25%	105.80	2.50%	2.88%	7	170	8.1%	5.3%	3,847	(4,592)
20yr 2.0	146,240	149,604	3.20%	102.30	2.00%	2.87%	6	234	7.3%	4.7%	2,182	(3,200)
20yr Total	146,240	149,604	3.20%	102.30	2.00%	2.87%	6	234	7.3%	4.7%	2,182	(3,200)
30yr 2.5	669,504	695,293	14.88%	103.85	2.50%	3.46%	8	349	14.1%	11.0%	11,282	(16,980)
30yr 3.0	2,546,031	2,723,790	58.31%	106.98	3.00%	3.49%	6	353	7.9%	8.1%	51,339	(69,082)
30yr 3.5	567,315	617,793	13.23%	108.90	3.50%	4.00%	19	335	22.2%	20.3%	9,792	(13,470)
30yr 4.0	49,002	54,286	1.16%	110.78	4.00%	4.63%	61	294	22.9%	22.7%	1,032	(1,134)
30yr 4.5	79,385	88,466	1.89%	111.44	4.50%	5.00%	25	330	27.9%	30.2%	1,088	(1,449)
30yr Total	3,911,237	4,179,628	89.48%	106.86	3.03%	3.60%	9	348	11.6%	11.5%	74,533	(102,115)
Total Pass Through RMBS	4,289,346	4,574,538	97.93%	106.65	2.97%	3.54%	9	335	11.3%	10.9%	80,562	(109,907)
Structured RMBS
Interest-Only Securities	612,075	92,710	1.98%	15.15	3.63%	4.19%	58	290	26.7%	29.4%	(6,609)	5,507
Inverse Interest-Only Securities	55,822	3,991	0.09%	7.15	3.79%	4.40%	46	307	20.5%	32.9%	(222)	(165)
Total Structured RMBS	667,897	96,701	2.07%	14.48	3.64%	4.21%	57	291	26.2%	29.9%	(6,831)	5,342

Total Mortgage Assets	$4,957,243	$4,671,239	100.00%		3.06%	3.63%	15	329	13.3%	12.9%	$73,731	$(104,565)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(50,000)	Dec-2021									$(125)	$125
Swaps	(1,355,000)	Dec-2026									(35,506)	35,506
5-Year Treasury Future(2)	(269,000)	Sep-2021									(8,746)	8,277
10-Year Treasury Ultra(3)	(23,500)	Sep-2021									(2,343)	2,257
TBA	(400,000)	Jul-2021									(2,947)	6,032
Swaptions	(244,350)	May-2022									(6,762)	7,554
Yield Curve Spread Floor	(150,000)	Feb-2023									n/a	n/a
Hedge Total	$(2,491,850)										$(56,429)	$59,751
Rate Shock Grand Total											$17,302	$(44,814)

(1)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)    Five-year Treasury futures contracts were valued at prices of $123.43 at June 30, 2021.  The market value of the short position was $332.0 million.

(3)    Ten-year Treasury Ultra futures contracts were valued at prices of $147.20 at June 30, 2021.  The market value of the short position was $34.6 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of June 30, 2021			As of June 30, 2021
Fannie Mae	$3,773,957	80.8%	Non-Whole Pool Assets	$334,781	7.2%
Freddie Mac	897,282	19.2%	Whole Pool Assets	4,336,458	92.8%
Total Mortgage Assets	$4,671,239	100.0%	Total Mortgage Assets	$4,671,239	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of June 30, 2021	Borrowings	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$393,954	8.7%	0.14%	34	9/14/2021
Wells Fargo Bank, N.A.	378,394	8.4%	0.12%	14	7/23/2021
Mitsubishi UFJ Securities (USA), Inc	355,357	7.9%	0.20%	20	7/28/2021
J.P. Morgan Securities LLC	345,476	7.7%	0.18%	62	9/7/2021
ASL Capital Markets Inc.	342,467	7.6%	0.11%	19	8/26/2021
RBC Capital Markets, LLC	295,929	6.6%	0.11%	33	8/12/2021
Cantor Fitzgerald & Co	276,727	6.1%	0.11%	35	9/13/2021
ABN AMRO Bank N.V.	222,136	4.9%	0.12%	23	8/11/2021
ED&F Man Capital Markets Inc.	204,081	4.5%	0.15%	24	8/19/2021
ING Financial Markets LLC	201,506	4.5%	0.12%	21	9/10/2021
Nomura Securities International, Inc.	201,196	4.5%	0.11%	27	8/17/2021
Citigroup Global Markets Inc.	197,170	4.4%	0.12%	12	7/12/2021
Barclays Capital Inc.	150,511	3.3%	0.12%	12	7/12/2021
Goldman, Sachs & Co.	147,558	3.3%	0.11%	42	9/27/2021
Merrill Lynch, Pierce, Fenner & Smith	141,275	3.1%	0.14%	14	7/14/2021
BMO Capital Markets Corp.	140,261	3.1%	0.12%	27	9/14/2021
Daiwa Securities America Inc.	121,577	2.7%	0.12%	39	8/13/2021
Santander Bank, N.A.	101,468	2.2%	0.13%	85	9/23/2021
Austin Atlantic Asset Management Co.	101,075	2.2%	0.14%	1	7/1/2021
South Street Securities, LLC	98,634	2.2%	0.14%	66	10/8/2021
Lucid Cash Fund USG LLC	51,605	1.1%	0.10%	15	7/15/2021
J.V.B. Financial Group, LLC	32,945	0.7%	0.11%	24	7/26/2021
Lucid Prime Fund, LLC	13,402	0.3%	0.23%	15	7/15/2021
Total Borrowings	$4,514,704	100.0%	0.13%	29	10/8/2021

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400